UNITED STATES
                 SECURITIES AND EXCHANCE COMMISSION
                       Washington, D.C. 20549

                             SCHEDULE 14A

       PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (Amendment No.)


Filed by the Registrant    (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-6(e)(2)
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                      THORNBURG INVESTMENT TRUST

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              (Name of Registrant as Specified in Its Charter)

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         (Name of Person(s) Filing Proxy Statement, if other than the
          Registrant)

Payment of filing fee (Check the appropriate box):

(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fees paid:

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( )  Fee paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:




Announcement


The Trustees have called a special meeting of the shareholders of Thornburg Florida Intermediate Municipal Fund (the "Florida Fund") to consider a proposal to merge the Florida Fund into Thornburg Intermediate Municipal Fund. The meeting is scheduled for September 7, 2006. Accordingly, sales of shares by the Florida Fund have been suspended, commencing August 1, 2006, pending the presentation of this proposal to the shareholders of the Florida Fund at the special meeting. Proxy materials have been mailed to shareholders of the Florida Fund.

Shareholders of the Florida Fund are urged to read the proxy materials sent to them. Shareholders of the Florida Fund also may obtain copies of the proxy materials at no cost by calling Thornburg at 1-800-847-0200, or on the website of the Securities and Exchange Commission at www.sec.gov.